EXHIBIT 4.8
                                                                     -----------


                         MAGELLAN HEALTH SERVICES, INC.

                             STOCK OPTION AGREEMENT

                          Optionee - R. Robert LaGalia
                             Dated January 31, 2006

                           (Reference No. 2006-1-001)


SECTION 1.  GRANT OF OPTION.

(a) OPTION. On the terms and conditions set forth in this Agreement and the Notice of Stock Option Award dated as of January 31, 2006 delivered to Optionee simultaneously herewith and each other Notice of Stock Option Award referencing this Agreement (an "OPTION AWARD NOTICE"), Magellan Health Services Inc. (the "COMPANY" as further defined below) grants to the Optionee, as referred to on the signature page hereof, as of the Date of Grant (as defined below) an option to purchase at the Exercise Price (as defined below) a number of shares of Ordinary Common Stock, $ 0.01 par value, of the Company set forth in the Option Award Notice, subject to Section 7 below (the "OPTION SHARES"). Each such Option Award Notice, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement and any such separate option may be referred to herein as "the option" and any of multiple Option Award Notices may be referred to herein as "the Option Award Notice." This option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Option Award Notice.

(b) 2003 MANAGEMENT INCENTIVE PLAN AND DEFINED TERMS. Each option referred in an Option Award Notice is granted on the same terms and conditions as provided for the grant of options pursuant to the Company's 2003 Management Incentive Plan, as amended and supplemented from time to time (the "PLAN"), a copy of which is incorporated herein by this reference, and shall be subject to such terms and conditions; it being understood, however, that the option granted pursuant to the Option Award Notice dated as of January 31, 2006 referred to above has been separately authorized by the Company and is not among the options authorized by and granted under the Plan and that the Option Shares that may be issued pursuant to such Option Award Notice are not among the shares of Ordinary Common Stock of the Company, and shall not be counted against, the maximum number of such shares, that may be issued pursuant to the Plan. Certain capitalized terms used herein are defined in Section 9 below but terms used herein, if not defined herein, shall have the same meaning for purposes hereof as provided by the Plan.

(c) SCOPE OF THIS AGREEMENT. This Agreement shall apply both to the option and to the Option Shares acquired upon the exercise of the option.


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(d)      RESTORATION STOCK OPTION. If the Option Award Notice so provides, upon the exercise of all or a portion of the option in accordance with paragraph (i) of subsection 5(b) below, the Company shall grant an additional option to purchase an equivalent number of Shares so purchased pursuant to the option, on the terms and conditions set forth in such Option Award Notice and this Agreement (the "RESTORATION STOCK OPTION"). In such event, references to the option in this Agreement shall include references to the Restoration Stock Option. The Company shall in such event issue an appropriate Option Award Notice in respect of such Restoration Stock Option.

SECTION 2.  RIGHT TO EXERCISE.

(a) EXERCISABILITY. Subject to the conditions set forth in this Agreement, all or part of an option may be exercised to purchase Option Shares prior to its expiration at the time or times set forth in the vesting and exercise provisions of the Option Award Notice.

(b) $100,000 LIMITATION. If the option is designated as an Incentive Stock Option in the Option Award Notice, then the Optionee's right to exercise the option shall be deferred to the extent (and only to the extent) that the option would not be treated as an Incentive Stock Option solely by reason of the $100,000 annual limitation under Section 422(d) of the Code, except that the Optionee need not defer his or her right to exercise the option if (i) the Company is subject to an Extraordinary Business Combination Event before the Optionee's Service terminates, (ii) the Company, or any surviving corporation of any business combination involving the Company or its parent (a "SURVIVING COMPANY") does not continue the option, and (iii) any Surviving Company does not assume the option or does not substitute an option with substantially the same terms for the option. The failure to defer exercise of the option in order to comply with this $100,000 limitation as permitted by the foregoing provisions may, however, result in the option no longer being considered an Incentive Stock Option. Additional limitations with regard to Incentive Stock Options are set forth in the Plan.

(c) INJURIOUS CONDUCT. Except as otherwise specifically provided by an Option Award Notice or by an agreement executed by the Company with the approval of the Committee, in the event the Optionee has engaged in Injurious Conduct as defined in, and as determined to have occurred in accordance with, Section 12 of the Plan (i) the option may not be exercised (even if fully vested), nor shall any other Benefits accrue to the Optionee under the Agreement or the Plan (including the lapse of any restrictions on transfer or other restrictions applicable to Option Shares once issued), prior to settlement in full of all obligations of the Optionee and the Company related to the option (including completion of the issuance and delivery to the Optionee of Option Shares upon exercise of the option and compliance by the Optionee with any restrictions that are applicable to Optionee under the Plan or this Agreement or the Option Award Notice before the lapse of any restrictions on transfer or other restrictions applicable to Option Shares once issued), and (ii) any such unsettled option shall be forfeited and shall terminate and any such Option Shares subject to any such restrictions shall be forfeited.


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



SECTION 3.  TRANSFER OF OPTION.

(a) TRANSFERS GENERALLY PROHIBITED. Except as otherwise provided by the Option Award Notice, this option shall be exercisable only during the Optionee's lifetime and only by the Optionee. Except as otherwise provided in subsection 3(b) below, this option and the rights and privileges conferred hereby shall not be sold or otherwise Transferred.

(b) CERTAIN TRANSFERS PERMITTED. Notwithstanding the foregoing provisions of this Section 3, this option may be Transferred (i) in the event of the Grantee's death, by the laws of descent or distribution, (ii) by operation of law in connection with a merger, consolidation, recapitalization, reclassification or exchange of shares, reorganization or similar transaction involving the Company affecting the Shares generally or (iii) with the approval of the Committee, to a member of Grantee's family, or a trust primarily for the benefit thereof, or to a corporation, partnership or other entity primarily for the benefit of such a family member or trust or in another estate planning transaction; provided, however, that the option so Transferred shall remain subject in the hands of the Transferee to the restrictions on Transfer provided hereby.

(c) FIDUCIARY AND SECURITIES LAW RESTRICTIONS. As a employee, officer and/or director of the Company or a subsidiary thereof, Optionee may be subject to restrictions on his or her ability to sell or otherwise Transfer Option Shares by reason of being a fiduciary for the Company or by reason of federal or state securities laws and/or the policies regarding transactions in the securities of the Company from time to time adopted by the Company in connection therewith. Nothing contained herein shall relieve Optionee of any restriction on sale or other Transfer of Option Shares provided thereby and the restrictions provided herein shall be in addition to and not in lieu of any such other restrictions.

(d) LAPSE OF TRANSFER RESTRICTIONS. Subject to subsection 3(c) above and unless otherwise provided by the Option Award Notice, upon the acquisition of Option Shares pursuant to the option Optionee shall be free to dispose of Option Shares so acquired in any manner and at any time after expiration of the vesting period provided by the Option Award Notice.

SECTION 4.  EXERCISE PROCEDURES.

(a) NOTICE OF EXERCISE. The Optionee (or the Optionee's personal representative or permitted Transferee) may exercise the option by giving written notice to the Company specifying the election to exercise the option, the number of Shares for which it is being exercised and the form of payment. Exhibit A is an example of a "Notice of Exercise". The Notice of Exercise shall be signed by the person exercising the option. In the event that the option is being exercised by the Optionee's personal representative or permitted Transferee, the notice shall be accompanied by proof (satisfactory to the


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



Company) of the representative's right to exercise the option. The Optionee or the Optionee's representative or permitted Transferee shall deliver to the Company, at the time of giving the notice, payment in a form permissible under
Section 5 below for the full amount of the Purchase Price.

(b) ISSUANCE OF COMMON STOCK. Subject to subsection 2(c) above, after receiving a proper notice of exercise and payment for the Option Shares for which the option was exercised, the Company shall cause to be issued a certificate or certificates for the Option Shares as to which this option has been exercised, registered in the name of the person exercising the option (or, at the direction of the Optionee, in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship or as tenants in the entirety).

(c) WITHHOLDING REQUIREMENTS. The Company may withhold any tax (or other governmental obligation) arising as a result of the exercise of the option, as a condition to the exercise of the option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Option Shares purchased by exercising of the option.

SECTION 5.  PAYMENT FOR SHARES.

(a) CASH OR CHECK. All or part of the Purchase Price may be paid in cash or by good check.

(b) ALTERNATIVE METHODS OF PAYMENT. Subject to any provision of the Option Award Agreement otherwise providing, at the sole discretion of the Committee, all or any part of the Purchase Price and any applicable withholding requirements may be paid by one or more of the following alternative methods:

            (i) Surrender of Stock. By surrendering ownership of Shares that are already owned by the Optionee free and clear of any restriction or limitation, unless the Company specifically agrees to accept such Shares subject to a restriction or limitation. In such cases, the Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of the applicable exercise of the option. Without the specific approval of the Committee, the Optionee shall not be permitted to surrender ownership of Shares in payment of the Purchase Price (or withholding) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with repect to the option for financial reporting purposes that otherwise would not have occurred.

            (ii)  Net Exercise. By reducing the number of Shares otherwise


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

            deliverable upon the exercise of the option by the number of Shares of having a Fair Market Value equal to the amount of the Purchase Price and withholding required to be made by the Company in connection with such exercise of the option.

            (iii) Exercise/Sale. By the delivery (on a form prescribed by the Company) of an irrevocable direction (A) to a securities broker approved by the Company to sell Shares and to deliver all or a part of the sales proceeds to the Company or (B) to pledge Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company.

Should the Committee exercise its discretion to permit the Optionee to exercise the option in whole or in part in accordance with subsection 5(b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of the option or with respect to any other option to purchase Shares held by the Optionee.

SECTION 6.  TERM AND EXPIRATION.

(a) BASIC TERM. Subject to earlier termination in accordance with subsection 6(b) below, the exercise period of this option shall expire ten (10) years after its Date of Grant.

(b) TERMINATION OF SERVICE. If the Optionee's Service terminates, then the exercise period for this option shall expire (except as otherwise set forth in the Option Award Notice) on the earliest of the following occasions (or such later date as the Committee in a specific instance may determine), but in no event after the expiration of the ten year period referred to in subsection 6(a) above:

            (i) the date six (6) months after the termination of the Optionee's Service for any reason other than death, normal retirement or Disability;

            (ii) the date twelve (12) months after the termination of the Optionee's Service by reason of Disability or retirement pursuant to any then current formal retirement policy of the Company; or

            (iii) the date twelve (12) months after the Optionee's death.

The Optionee (or in the case of the Optionee's death or disability, the Optionee's personal representative) may exercise all or part of the option at any time before its expiration under the preceding provisions of this Section 6, but only to the extent that the option had become exercisable for Shares on or before the date the Optionee's Service terminates. When the Optionee's Service terminates, this option shall expire immediately with respect to the number of Shares for which this option has not yet become exercisable.

(c)      NOTICE CONCERNING INCENTIVE STOCK OPTION TREATMENT. If this option is


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

designated as an Incentive Stock Option in the Option Award Notice, it ceases to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than twelve
(12) months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than ninety (90) days, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

SECTION 7.  ADJUSTMENT OF SHARES.

(a) ADJUSTMENT GENERALLY. If while the option remains in effect there shall be any change in the Ordinary Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares for other securities, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to the option as determined by the Committee so that the option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to the option had such option been exercised in full immediately prior to such change or distribution or, if to the extent the Committee determines that such adjustment in the consideration to be received upon exercise of the option is not practicable, the Committee shall equitably modify the option as provided by subsection 7(b) below, and such an adjustment shall be made successively each time any such change shall occur.

(b) MODIFICATION OF OPTION. In the event of any change or distribution described in subsection 7(a) above, in order to prevent dilution or enlargement of theOptionee's rights hereunder, the Committee may, in an equitable manner, otherwise adjust the number and kind of Shares that may be issued under this Agreement and/or adjust the Exercise Price applicable to the option and/or the Fair Market Value of the Shares and other value determinations applicable to the option. Appropriate adjustments may also be made by the Committee in other terms of the option to reflect such changes or distributions and/or to modify any other terms of the option, on an equitable basis, including modifications of performance targets and changes in the length of performance periods relating to the vesting of the option or any restrictions on Option Shares. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

SECTION 8.  MISCELLANEOUS PROVISIONS.

(a)      RIGHTS AS A SHAREHOLDER. Neither the Optionee nor the Optionee's


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personal representative or permitted Transferee shall have any rights as a shareholder with respect to any Shares subject to the option until the Optionee or his or her personal representative or permitted Transferee becomes entitled to receive such Shares by (i) filing a notice of exercise and (ii) paying the Purchase Price as provided by this Agreement, and any such right shall be subject to subsection 2(c) above of this Agreement.

(b) TENURE. Nothing in the Option Award Notice, this Agreement or the Plan shall confer upon the Optionee any right to continue in the Company's Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) NOTIFICATION. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the President, Treasurer, General Counsel, Secretary or any Assistant Secretary of the Company or five Business Days upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid addressed to the Company. A notice shall be addressed to the Company at its principal executive office, marked to the attention of the Corporate Secretary, and to the Optionee at the address that he or she most recently provided to the Company.

(d) ENTIRE AGREEMENT. This Agreement, any related Option Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof; it being understood, however, that, if this Agreement is being entered into by the Company in the performance of obligations under an employment agreement between the Company and Optionee, the Company and Optionee shall also have those separate obligations, if any, relating to the granting of options provided thereby.

(e) WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee's personal representatives, heirs, legatees and other permitted Transferees, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(g) CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to


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contracts entered into and performed in such State.

SECTION 9.  DEFINITIONS.

(a)      "AGREEMENT" shall mean this Stock Option Agreement.

(b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

(c) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(d) "COMMITTEE" shall mean the committee of the Board of Directors described in Section 2 of the Plan.

(e) "COMPANY" shall mean Magellan Health Services, Inc, a Delaware corporation, and any successor thereto.

(f) "DATE OF GRANT" in respect of an option shall mean the date specified in the Option Award Notice, which date shall be no later than the date the employment agreement between the Optionee and the Company, dated as of January 29, 2006, is effective.

(g) "DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Committee in its sole discretion.

(h) "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

(j) "EXERCISE PRICE" shall mean the amount for which one Option Share may be purchased upon exercise of the option, as specified in the Option Award Notice.

(k) "EXTRAORDINARY BUSINESS COMBINATION EVENT" shall be deemed to have occurred upon any of the following events:

            (i) any person (as such term is used in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power in the election of directors of the Company's then outstanding securities, except that, in the case of a




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            person who beneficially owned 50% of such combined voting power on the date of the Option Award Notice, such person become the beneficial owner (as so defined) of securities of the Company representing sixty percent (60%) of more of such combined voting power; or

            (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the members of the Board of Directors and any new director, whose election to the Board of Directors or nomination for election to the Board of Directors by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

            (iii) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (iv) the stockholders of the Company approve and effect a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

(l) "FAIR MARKET VALUE" of a Share as of any day shall mean the closing price of the Shares on such day (or on the last preceding trading date if the Shares were not traded on such day) if the Shares are readily tradeable on a national securities exchange or the Nasdaq Stock Market (or other established market system involving current interdealer quotations), and, if the Shares are not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares, which determination shall be final and binding on all persons.

(m) "INCENTIVE STOCK OPTION" shall mean an employee incentive stock option described in Section 422(b) of the Code.

(n) "NONQUALIFIED STOCK OPTION" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(o) "OPTION AWARD NOTICE" shall have the meaning provided by Section 1 of this Agreement.



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(p)      "OPTIONEE" shall mean the person signing this Agreement as such.

(q) "PARENT" shall mean a "parent corporation" as defined in Section 424(e) of the Code.

(r) "PLAN" shall mean the Magellan Health Services, Inc. 2003 Management Incentive Plan.

(s) "PURCHASE PRICE" shall mean the Exercise Price multiplied by the number of Option Shares with respect to which this option is being exercised.

(t) "SERVICE" shall mean service as an Employee. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly permitted by the terms of such leave or required by applicable law (as determined by the Company).

(u) "SHARE" shall mean a share of Ordinary Common Stock of the Company, as the same may generally be exchanged for or changed into any other share of capital stock or other security of the Company or any other company in connection with a transaction referred to in subsection 7(a) above (and in the event of any such exchange or change, any security resulting from any such successive exchange or change) and in respect of the option or the related Option Shares with such adjustment thereto as provided in respect of adjustments in Benefits granted under the Plan in accordance with subsection 7(b) above and
Section 13 of the Plan (if applicable).

(v) "TRANSFER" shall mean, with respect to the option or Option Share, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien encumbrance or other disposition, with or without consideration, of all or part of such Share, or of any beneficial interest therein, now or hereafter owned by the Optionee, including by execution, attachment, levy or similar process.

(w)      "SUBSIDIARY" shall mean a "subsidiary corporation" as defined in
Section 424(f) of the Code.




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         In consideration of the foregoing and intending to be legally bound hereby, the Company and the Optionee named below have executed this Agreement as of the date first above written.


MAGELLAN HEALTH SERVICES, INC.

By:____________________________________
         Name:
         Title:


OPTIONEE:


 ---------------------------------
Name:  R. Robert LaGalia

Address for Notice:



Social Security Number:











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                                                                       EXHIBIT A
                                                                       ---------

                            SAMPLE NOTICE OF EXERCISE

Magellan Health Services, Inc.
[ADDRESS]
Attn:  Corporate Secretary

         Re: Exercise of Option, Option Award Notice Reference No. ____.

         I hereby exercise my stock option identified above and notify you of my desire to purchase the Option Shares that may be purchased pursuant to such option as and to the extent described below.

         Except as otherwise agreed with the Company as provided by the Option Agreement, I shall pay for the Shares by delivery of a check payable to Magellan Health Services, Inc. (the "Company") in the amount described below in full payment for such Shares plus all amounts required to be withheld by the Company under state, federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

         This notice of exercise is delivered this ___ day of ___________, 20__.
------------------------------ -------------------------------------------------
NUMBER OF SHARES TO BE ACQUIRED UPON
         THIS EXERCISE OF THE OPTION:  ______________

EXERCISE PRICE PER SHARE:  $____; TOTAL EXERCISE PRICE: $____________

TYPE OF OPTION:  ___  Nonqualified Stock Option  OR  ___ Incentive Stock Option

ESTIMATED WITHHOLDING TAX:  $__________________

AMOUNT TENDERED HEREWITH:  $__________________
--------------------------------------------------------------------------------
                                            Very truly yours,

                                            ----------------------------
                                              [Signature of Optionee]

Optionee's Name, Mailing Address and Social Security Number:



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                         MAGELLAN HEALTH SERVICES, INC.

                          NOTICE OF STOCK OPTION GRANT
                               (R. ROBERT LAGALIA)

                           [REFERNCE NO. 2006 -1-001]



NAME OF OPTIONEE:               R. Robert LaGalia

SHARES SUBJECT TO OPTION:       30,000 shares of Ordinary Common Stock of
                                Magellan Health Services, Inc. ("Shares")

TYPE OF OPTION:                 ___X___  Nonqualified      ________  Incentive
                                   -
EXERCISE PRICE PER SHARE:       o   $36.29

DATE OF GRANT:                  o   January 31, 2006

DATE EXERCISABLE:               o   This option shall be exercisable only to the
                                    extent it is vested and, except as otherwise provided in this notice of grant, to the extent vested, only when otherwise exercisable in accordance with the terms of the 2003 Management Incentive Plan and the
                                    Option Agreement to which this notice of grant relates.

                                o   The options granted hereby, to the
                                    extent vested on the date of termination of the Optionee's Service with the Company, shall be exercisable for a period of six months after the termination of the Optionee's Service with the Company (notwithstanding anything that may be to the contrary in the Option Agreement to which this notice of grant relates).

VESTING:                        o   This option shall vest with respect to 7,500
                                    of the Shares subject thereto on each of the first four anniversaries of the Date of Grant, provided that in each case the Optionee's Service with the Company has not terminated prior to such date.

                                o Notwithstanding the preceding paragraph, this Option shall earlier vest immediately with respect to 100% of the Shares subject hereto in the event, after the date hereof, a Change in Control of the Company (as defined below) shall have occurred and within the eighteen months (or such other period as is provided by Optionee's employment agreement, if any, in effect at the time of the Change of Control) following occurrence of the Change in Control, Optionee's Service with the Company shall be terminated by the Company without Cause (as defined below) or by the Optionee with Good Reason (as defined below), provided that the Optionee's Service with the Company has not previously terminated after the date hereof for any other reason, and upon such accelerated vesting this Option shall continue to be exercisable for a period of six months after such termination of Optionee's Service, consistent with the provisions regarding exercise set forth above. For purposes of this Option, the terms "Change in Control," "Cause" and "Good Reason" shall have the same meanings ascribed thereto below, unless any employment agreement between the Company and Optionee in effect at the time of the Change in Control (including any terms of substantially comparable significance in any


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



                                    such employment agreement even if not of identical wording, including for purposes of "Good Reason" any event contemplated under
                                    Section 7(c) of the employment agreement between the Optionee and the Company dated as of January 29, 2006) provides different meanings (in which event, such meanings, including whether or not the Optionee's employment has been so terminated, shall apply but only if such meanings are more favorable to Optionee).

                                o A "Change in Control" of the Company shall mean the first to occur after the date hereof of any of the following events:

                                o

                                       a. any "person," as such term is used
                                          in Sections 3(a)(9) and 13(d) of the
                                          Securities Exchange Act of 1934, as
                                          amended (the "Exchange Act"), becomes
                                          a "beneficial owner," as such term is
                                          used in Rule 13d-3 promulgated under
                                          the Exchange Act, of 30% or more of
                                          the Voting Stock (as defined below) of
                                          the Company;

                                       b. the majority of the Board of
                                          Directors of the Company consists of
                                          individuals other than "Continuing
                                          Directors," which shall mean the
                                          members of the Board on the date
                                          hereof, provided that any person
                                          becoming a director subsequent to the
                                          date hereof whose election or
                                          nomination for election was supported
                                          by two-thirds of the directors who
                                          then comprised the Continuing
                                          Directors shall be considered to be a
                                          Continuing Director;

                                       c. the Board of Directors of the
                                          Company adopts and, if required by law
                                          or the certificate of incorporation of
                                          the Corporation, the shareholders
                                          approve the dissolution of the Company
                                          or a plan of liquidation or comparable
                                          plan providing for the disposition of
                                          all or substantially all of the
                                          Company's assets;

                                       d. all or substantially all of the
                                          assets of the Company are disposed of
                                          pursuant to a merger, consolidation,
                                          share exchange, reorganization or
                                          other transaction unless the
                                          shareholders of the Company
                                          immediately prior to such merger,
                                          consolidation, share exchange,
                                          reorganization or other transaction
                                          beneficially own, directly or
                                          indirectly, in substantially the same
                                          proportion as they previously owned
                                          the Voting Stock or other ownership
                                          interests of the Company, a majority
                                          of the Voting Stock or other ownership
                                          interests of the entity or entities,
                                          if any, that succeed to the business
                                          of the Company; or

                                       e. the Company merges or combines with
                                          another company and, immediately after
                                          the merger or combination, the
                                          shareholders of the Company
                                          immediately prior to the merger or
                                          combination own, directly or
                                          indirectly, 50% or less of the Voting
                                          Stock of the successor company,
                                          provided that in making such
                                          determination there shall being
                                          excluded from the number of shares of
                                          Voting Stock


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



                                          held by such shareholders, but not
                                          from the Voting Stock of the successor
                                          company, any shares owned by
                                          Affiliates of such other company who
                                          were not also Affiliates of the
                                          Company prior to such merger or
                                          combination.

                                (2)   "Cause" shall mean:

                                       a. Optionee is convicted of (or pleads
                                          guilty or nolo contendere to) a felony
                                          or a crime involving moral turpitude;


                                       b. Optionee's commission of an act of
                                          fraud or dishonesty involving his or
                                          her duties on behalf of the Company;

                                       c. Optionee's willful failure or
                                          refusal to faithfully and diligently
                                          perform duties lawfully assigned to
                                          Optionee as an officer or employee of
                                          the Company or other willful breach of
                                          any material term of any employment
                                          agreement at the time in effect
                                          between the Company and Optionee; or

                                       d. Optionee's willful failure or
                                          refusal to abide by the Company's
                                          policies, rules, procedures or
                                          directives, including any material
                                          violation of the Company's Code of
                                          Ethics.


                                (3)   "Good Reason" shall mean:

                                       a. a reduction in Optionee's salary in
                                          effect at the time of a Change in
                                          Control, unless such reduction is
                                          comparable in degree to the reduction
                                          that takes place for all other
                                          employees of the Company of comparable
                                          rank (for which purpose any person who
                                          is an executive officer of the Company
                                          (as determined for purposes of the
                                          Exchange Act shall be considered of
                                          comparable rank) or a reduction in
                                          Optionee's bonus for the year in which
                                          or any year after the year in which
                                          the Change in Control occurs from
                                          Optionee's maximum bonus opportunity
                                          for the year in which the Change in
                                          Control occurs (if any) as established
                                          under any employment agreement
                                          Optionee has with the Company or any
                                          bonus plan of the Company applicable
                                          to Optionee (or, if no such maximum
                                          bonus opportunity has yet been
                                          established for Optionee under a bonus
                                          plan applicable to Opitonee for the
                                          year in which the Change in Control
                                          has occurred, the maximum bonus
                                          opportunity so established for
                                          Optionee for the immediately preceding
                                          year (if any);

                                       b. a material diminution in Optionee's
                                          position, duties or authority as in
                                          effect at the time of a Change in
                                          Control or the assignment to Optionee
                                          of duties which are materially
                                          inconsistent with such position,
                                          duties and authority, unless in either
                                          case such change is made with the
                                          consent of the Optionee; or

                                       c. the relocation by more than 30
                                          miles of the offices of the Company
                                          which constitute at the time of the
                                          Change in Control Optionee's principal
                                          location for the performance of his or
                                          her services to the Company;

                                          provided that, in each such case, such
                                          event or condition continues uncured
                                          for a period of more than 15 days
                                          after Optionee gives notice thereof to
                                          the Company.

                                For purposes of the foregoing definitions, (A) "the Company" shall include any entity that succeeds to all or substantially all of the business of the Company, (B) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified, and (C) "Voting Stock" shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

OTHER TERMS (IF ANY):   o       Notwithstanding Section 8(d) of the Stock Option
                                Agreement, this Notice, the Stock Option
                                Agreement and the 2003 Management Incentive
                                Plan, together with the employment agreement dated January 29, 2006, between Optionee and the Company, constitute the full agreement and understanding of the parties with respect to the options granted hereby.

EXPIRATION DATE:        o       January 31, 2016


By signing your name below, you accept this award and acknowledge and agree that this award is granted under and governed by the terms and conditions of the Stock Option Agreement, dated as of January 31, 2006, between Magellan Health Services, Inc. and the undersigned Optionee, reference number 2006-1-001, which is hereby made a part of this document.

OPTIONEE:                            MAGELLAN HEALTH SERVICES, INC.

                                     By:
----------------------------                  ---------------------------------
R. Robert LaGalia                    Name:
                                              ---------------------------------
                                     Title:
                                              ---------------------------------





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